UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 13, 2016

(Date of Earliest Event Reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32979	94-3409596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300

South San Francisco, California 94080

(Address of Principal Executive Offices)(Zip Code)

(650) 474-8200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information

As previously reported, on July 20, 2016, the staff of The NASDAQ Stock Market LLC (“Nasdaq”) granted Threshold Pharmaceuticals, Inc.’s (the “Company” ’s) request for an extension to comply with the $1.00 per share minimum bid price requirement for continued listing on the NASDAQ Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) as originally notified by the Staff on January 21, 2016. On September 13, 2016, the Company received written notice from the Staff that as a result of the closing bid price of the Company’s common stock having been at $1.00 per share or greater for the last 10 consecutive business days, from August 29 to September 12, 2016, the Staff has determined that the Company has regained compliance with the Bid Price Rule and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ JOEL A. FERNANDES
Joel A. Fernandes
Senior Vice President, Finance and Controller

Date: September 13, 2016